As filed with the Securities and Exchange Commission on November 30, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2006
METROMEDIA INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5706	58-0971455

(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

8000 Tower Point Drive, Charlotte, NC	28227

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 321-7380
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure
     As previously disclosed by Metromedia International Group, Inc. (the “Company”) on a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “Commission”) on October 24, 2006, two lawsuits were filed against the Company and certain directors and officers of the Company on October 18, 2006 and October 19, 2006, respectively, in the Court of Chancery for the State of Delaware (the “Court”) by Esopus Creek Value LP., Black Horse Capital, LP, Black Horse Capital (QP) LP and Black Horse Capital Offshore Ltd., stockholders of the Company. The lawsuits, which have been consolidated, generally sought to enforce a Stipulation and Order of the Court, dated September 26, 2006, pursuant to which the Company agreed to hold an annual meeting of stockholders on December 15, 2006 (the “Annual Meeting”). The lawsuits alleged that (i) by entering into a letter of intent (the “LOI”) in respect of the proposed sale of substantially all of the Company’s assets (the “Proposed Sale”), as announced by the Company on October 2, 2006, the Company intended to avoid holding the Annual Meeting, and (ii) in connection with the approval and execution of the LOI, certain directors and officers of the Company have breached their fiduciary duties and have attempted to avoid a stockholder vote on the transactions contemplated by the LOI in violation of Section 271 of the Delaware General Corporation Law.
     A preliminary injunction hearing in connection with the aforementioned lawsuits was held in the Court on November 22, 2006. Following oral arguments by the plaintiffs and the defendants at the November 22, 2006 hearing, the Court issued an order (the “Order”), dated November 29, 2006, pursuant to which it was ordered, among other things, that (i) the Company and its representatives, and those persons in active concert or participation with them, not enter into a definitive agreement providing for the sale of all or substantially all of the assets of the Company, including the Company’s subsidiary Metromedia International Telecommunications, Inc. and/or the Company’s direct or indirect interest in Magticom (an “Asset Sale Agreement”), unless consummation of such Asset Sale Agreement is subject to a vote of the common stockholders of the Company pursuant to 8 Del. C. § 271, and (ii) in the event the Company enters into an Asset Sale Agreement, the Company and its Board of Directors shall call a meeting of the common stockholders of the Company, consistent with the notice provision of 8 Del. C. § 271, the Company shall distribute to its stockholders, in advance of such meeting, a notice advising the Company’s common stockholders of the date, time and place of the meeting and their right to vote on the Proposed Sale and all information required under Delaware law necessary to ensure an informed vote on the Proposed Sale and at such meeting the common stockholders shall have the opportunity to vote on the Proposed Sale. In addition, the Order provides that the Company and its representatives shall take whatever steps they deem necessary, including the use of oral, written or electronic communications, to encourage stockholders to attend the meeting and cast a vote on the Proposed Sale.
     A copy of the November 29, 2006 Order of the Court is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

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Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

10.1	Order issued by the Court of Chancery of the State of Delaware, dated November 29, 2006, in re Esopus Creek Value L.P. et. al. v. Hauf et. al., CA. No. 2487-N.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROMEDIA INTERNATIONAL GROUP, INC.
By:	/S/ HAROLD F. PYLE, III
	Name:	Harold F. Pyle, III
	Title:	Executive Vice President Finance, Chief Financial Officer and Treasurer

Date: November 30, 2006
Charlotte, NC

EXHIBIT INDEX

Exhibit No.	Description
10.1	Order issued by the Court of Chancery of the State of Delaware, dated November 29, 2006, in re Esopus Creek Value L.P. et. al. v. Hauf et. al., CA. No. 2487-N.